UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2024

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
St. James, New York 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code
N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 11, 2024, the Supreme Court of the State of New York issued a ruling in favor of Gyrodyne, LLC (the “Company”), dismissing the Article 78 petition brought against the Company and the Town of Smithtown’s Planning Board by the remaining petitioners in the proceeding. The petitioners were seeking a judgment to vacate the Planning Board’s approval of the Company’s eight-lot subdivision of its Flowerfield property.

The Court found that the petition was defective and unsupported by the administrative record. The decision confirms that the Planning Board fulfilled its obligations under the New York State Environmental Quality Review Act (“SEQRA”) to take the required “hard look” at environmental impacts and to implement appropriate mitigation measures. Although the ruling remains subject to appeal, the Company will continue to process its final subdivision approval application with the Town of Smithtown and County of Suffolk and ultimately file its subdivision map with the Office of the County Clerk.

In December 2017, the Company submitted an application to the Planning Board for preliminary approval of an eight-lot subdivision of the Company’s Flowerfield property. In March 2022, the Planning Board granted approval of the Company’s amended application after an exhaustive SEQRA review.

In April 2022, a group of petitioners initiated an Article 78 proceeding against the Planning Board, the Company and others seeking a judgement to annul the Planning Board’s findings statement issued under SEQRA, to vacate the preliminary approval of the subdivision of Flowerfield and to order the Planning Board to prepare a supplemental environmental impact statement.

In February 2024, the Court dismissed the petition as to most of the original individual petitioners for lack of standing and as to the Village of the Head of the Harbor for lack of capacity to sue, and amended the caption to reflect the remaining parties.

On October 11, 2024, after an exhaustive review of the entire administrative record, Justice Maureen T. Liccione denied the petition as to all remaining petitioners and dismissed the Article 78 Proceeding because “the record demonstrates that the Planning Board took the requisite ‘hard look’ and mitigated the potential adverse environmental impacts of subdivision approval to the maximum extent practicable.”

The Company is continuing to take all actions necessary to secure final approval of an eight-lot subdivision of Flowerfield and is now in the process of conducting a national marketing effort through its broker JLL Capital Markets, led by its Suburban Tristate Leader.

On October 16, 2024, the Company issued a press release announcing a favorable ruling by the Supreme Court of the State of New York in the Article 78 proceeding. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statement Safe Harbor

The statements made in this press release and other materials the Company has filed or may file with the SEC, in each case that are not historical facts, contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, remaining risks associated with the Article 78 proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks associated with proxy contests and other actions of activist shareholders, risks related to the recent banking crisis and closure of two major banks (including one with whom we indirectly have a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties and negotiate sales contracts and defend the Article 78 proceeding from a position of strength, the continuing effects of the COVID-19 pandemic, the ongoing risk of inflation, elevated interest rates, recession and supply chain constraints or disruptions and other risks detailed from time to time in the Company's SEC reports. These and other matters the Company discusses in this press release may cause actual results to differ from those the Company describes.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

Date: October 16, 2024	By:	/s/ Gary Fitlin
	Name:	Gary Fitlin
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer